Exhibit 99.1

Pacific Premier Bancorp, Inc. Announces Second Quarter 2016 Results (Unaudited)

Second Quarter 2016 Summary

•	Net income of $10.4 million, an increase of $1.8 million over the prior quarter, or 21.2%

•	Diluted earnings per share of $0.37, an increase of $0.04 over the prior quarter, or 12.1%

•	Net income of $10.7 million, or $0.38 per diluted share, adjusted for merger related expenses

•	Growth in total loans of $72 million, 10% annualized

•	Net interest margin expands to 4.51%

•	Efficiency ratio of 54% and noninterest expense as a percent of assets of 2.59%

•	Tangible book value per share increased to $11.87 per share compared to $10.36 as of June 30, 2015

Irvine, Calif., July 20, 2016 -- Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) (the “Company”), the holding company of Pacific Premier Bank (the “Bank”), reported net income for the second quarter of 2016 of $10.4 million, or $0.37 per diluted share, compared with net income of $8.6 million, or $0.33 per diluted share, for the first quarter of 2016 and net income of $7.8 million, or $0.36 per diluted share, for the second quarter of 2015. Net income for the second quarter of 2016 includes $0.5 million of pretax merger related expenses associated with the acquisition of Security California Bancorp ("Security"). Excluding the merger related expenses, adjusted net income for the second quarter of 2016 was $10.7 million, or $0.38 per diluted share, compared with adjusted net income of $10.7 million, or $0.41 per diluted share, for the first quarter of 2016 and adjusted net income of $7.8 million, or $0.36 per diluted share, for the second quarter of 2015.

For the three months ended June 30, 2016, the Company’s return on average assets was 1.17% and return on average tangible common equity was 13.48%, or 1.20% and 13.86% after adjusting for merger related expenses, respectively. For the three months ended March 31, 2016, the Company's return on average assets was 1.04% and the return on average tangible common equity was 12.02%. For the three months ended June 30, 2015, the Company's the return on average assets was 1.18% and the return on average tangible common equity was 14.83%.

Steve R. Gardner, Chairman and Chief Executive Officer of the Company, commented on the results, “During the second quarter we generated another solid quarter of earnings with $10.7 million of net income after adjusting for merger related expenses. Our adjusted average return on assets and average tangible common equity were strong at 1.20% and 13.86% respectively.”
“We had another strong quarter of business development, highlighted by $299 million in new loan commitments, which resulted in 10% annualized growth of our loan portfolio net of loan paydowns. Our loan production continues to be well balanced within our C&I, franchise, owner-occupied commercial real estate and SBA loan portfolios. Although, noninterest bearing deposits decreased at quarter end, our bankers generated attractive new business banking relationships in our core C&I and HOA lines of business which should add to our core deposits in the third quarter. The decrease in noninterest bearing balances in the second quarter was impacted by a number of factors, including the system conversion of Security, branch consolidations and seasonal customer trends. As we closed out the second quarter our loan and deposit pipelines were strong and are expected to benefit us in the second half of 2016.”
“We have completed the integration and system conversion of the Security acquisition during the second quarter. The cost savings we projected have been fully realized, while at the same time, we continue to make investments to strengthen and expand other areas of our organization to ensure that we have the personnel and infrastructure necessary to effectively manage our current and future growth. The additions have been made throughout the organization, including business development, operations and within the executive and senior management ranks. We will continue to focus on adding quality assets to the balance sheet and drive additional revenue growth, so that we can achieve increased operating leverage going forward,” said Mr. Gardner.

FINANCIAL HIGHLIGHTS

	Three Months Ended
	June 30,	March 31,	June 30,
	2016	2016	2015
Financial Highlights	(dollars in thousands, except per share data)
Net income	$10,369	$8,554	$7,825
Diluted EPS	$0.37	$0.33	$0.36
Return on average assets	1.17%	1.04%	1.18%
Adjusted return on average assets (1)(2)	1.20%	1.30%	1.18%
Adjusted net income (1)(2)	$10,676	$10,657	$7,825
Return on average tangible common equity (2)	13.48%	12.02%	14.83%
Adjusted return on average tangible common equity (1)(2)	13.86%	14.91%	14.83%
Net interest margin	4.51%	4.48%	4.31%
Cost of deposits	0.28%	0.31%	0.31%
Efficiency ratio (3)	54.4%	52.4%	53.7%

(1) Adjusted to exclude merger related and litigation expenses, net of tax.
(2) A reconciliation of the non-GAAP measures of average tangible common equity to the GAAP measures of common stockholders' equity is set forth at the end of this press release.
(3) Represents the ratio of noninterest expense less other real estate owned operations, core deposit intangible amortization and non-recurring merger related and litigation expenses to the sum of net interest income before provision for loan losses and total noninterest income, less gains/(loss) on sale of securities and other-than-temporary impairment recovery (loss) on investment securities.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income and Net Interest Margin

Net interest income totaled $37.6 million in the second quarter of 2016, an increase of $3.4 million or 9.8% from the first quarter of 2016. The increase in net interest income reflected an increase in average interest-earning assets of $278 million and an increase in the net interest margin of 3 basis points to 4.51%. The increase in average interest-earning assets during the second quarter of 2016 was primarily related to a full quarter benefit of the Security acquisition, which added $467 million in loans, before purchase accounting adjustments, and a full quarter benefit of the $185 million multi-family loan pool purchased late in the first quarter of 2016.

The expansion in the net interest margin from 4.48% to 4.51% was driven by a favorable asset mix arising from the $361 million growth in average loans and an $82.5 million decline in average cash and investment balances coupled with lower funding costs from 0.46% to 0.43%. Excluding the impact of accretion, the portfolio net interest margin increased 8 basis points, with accretion contributing 27 basis points in the second quarter of 2016 as compared to 32 basis points in the first quarter of 2016.

Net interest income for the second quarter of 2016 increased $10.5 million or 38.6% compared to the second quarter of 2015. The increase was related to an increase in average interest-earning assets of $828 million, which resulted primarily from our organic loan growth since the end of the second quarter of 2015 and our acquisition of Security during the first quarter of 2016. Our net interest margin for the second quarter of 2016 increased 25 basis points to 4.51% from the prior year. The expansion of the net interest margin was driven by an 18 basis point increase in the yield on earning assets, driven primarily by accretion income which added 27 basis points in the quarter.

Net interest margin information is presented in the following table for the periods indicated.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCES AND YIELD DATA

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2016			March 31, 2016			June 30, 2015
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets	(dollars in thousands)

Cash and cash equivalents	$177,603	$189	0.43%	$219,539	$241	0.44%	$103,831	$62	0.24%
Investment securities	299,049	1,650	2.21	339,593	1,857	2.19	306,774	2,096	2.73
Loans receivable, net (1)	2,873,333	39,035	5.46	2,512,732	35,407	5.67	2,111,253	27,912	5.30
Total interest-earning assets	$3,349,985	$40,874	4.91%	$3,071,864	$37,505	4.91%	$2,521,858	$30,070	4.78%

Liabilities
Interest-bearing deposits	$1,864,253	$2,010	0.43%	$1,734,292	$2,069	0.48%	$1,403,396	$1,589	0.45%
Borrowings	170,065	1,303	3.08	181,754	1,235	2.73	333,943	1,389	1.67
Total interest-bearing liabilities	$2,034,318	$3,313	0.66%	$1,916,046	$3,304	0.69%	$1,737,339	$2,978	0.69%
Noninterest-bearing deposits	$1,060,097			$949,371			$627,674
Net interest income		$37,561			$34,201			$27,092
Net interest margin (2)			4.51%			4.48%			4.31%

(1) Average balance includes nonperforming loans and is net of deferred loan origination fees, unamortized discounts and premiums, and allowance for loan losses.
(2) Represents net interest income divided by average interest-earning assets.

Provision for Loan Losses

A provision for loan losses was recorded for the current quarter in the amount of $1.6 million, as a result of growth in the loan portfolio from March 31, 2016 to June 30, 2016 compared with a provision for loan losses of $1.1 million in the quarter ending March 31, 2016. Net loan charge-offs were $1.1 million for the second quarter.

Noninterest income

Noninterest income for the second quarter of 2016 was $4.5 million, a decrease of $412 thousand or 8.5% from the first quarter of 2016. The decrease from the first quarter of 2016 was primarily related to a $759 thousand recovery recognized in the first quarter on a pre-acquisition loan charge-off and a $221 thousand decrease in net gain from the sales of investment securities, partially offset by a $218 thousand increase in net gain from the sale of loans. During the current quarter, $23 million in SBA loans were sold compared to $21 million in the prior quarter.

Compared to the second quarter of 2015, noninterest income for the second quarter of 2016 increased $69 thousand or 1.6%. The increase includes a higher net gain from the sales of investment securities of $392 thousand, a $183 thousand increase in deposit fees, and a $181 thousand increase in other income, offset by decreases of $597 thousand in net gain from sales of loans and $90 thousand in loan servicing fees.

	Three Months Ended
	June 30,	March 31,	June 30,
	2016	2016	2015
NONINTEREST INCOME	(dollars in thousands)
Loan servicing fees	$302	$327	$392
Deposit fees	817	842	634
Net gain from sales of loans	2,124	1,906	2,721
Net gain from sales of investment securities	532	753	140
Other-than-temporary-impairment (loss) on investment securities	—	(207)	—
Other income	675	1,241	494
Total noninterest income	$4,450	$4,862	$4,381

 Noninterest Expense

Noninterest expense totaled $23.7 million for the second quarter of 2016, an increase of $48 thousand or 0.2%, compared with the first quarter of 2016. Offsetting lower merger related expenses were increased compensation costs attributable primarily to higher staffing levels, resulting from the Security acquisition and new hires at the Bank, an increase in the off-balance sheet reserve, as well as an adjustment in core deposit intangible ("CDI") amortization related to the Security acquisition.

In comparison to the second quarter of 2015, noninterest expense grew by $6.5 million or 37.6%. The increase in expense was primarily related to the additional costs from the personnel and branches retained from the acquisition of Security, combined with our continued investment in personnel to support our organic growth in loans and deposits.

	Three Months Ended
	June 30,	March 31,	June 30,
	2016	2016	2015
NONINTEREST EXPENSE	(dollars in thousands)
Compensation and benefits	$13,095	$11,770	$9,171
Premises and occupancy	2,597	2,391	2,082
Data processing and communications	887	911	716
Other real estate owned operations, net	(15)	8	56
FDIC insurance premiums	401	382	363
Legal, audit and professional expense	446	865	661
Marketing expense	775	630	615
Office and postage expense	573	481	505
Loan expense	540	403	263
Deposit expense	1,196	1,019	982
Merger related expense	497	3,119	—
CDI amortization	645	344	344
Other expense	2,058	1,324	1,456
Total noninterest expense	$23,695	$23,647	$17,214

	Three Months Ended
	June 30,	March 31,	June 30,
	2016	2016	2015
Operating Metrics
Efficiency ratio (1)	54.4%	52.4%	53.7%
Noninterest expense to average total assets (2)	2.59%	2.84%	2.53%
Full-time equivalent employees, at period end	439	432	329

(1) Represents the ratio of noninterest expense less other real estate owned operations, core deposit intangible amortization and non-recurring merger related and litigation expenses to the sum of net interest income before provision for loan losses and total noninterest income less, gains/(loss) on sale of securities and other-than-temporary impairment recovery (loss) on investment securities.

(2) Adjusted to exclude CDI amortization.

Income Tax

For the second quarter of 2016, our effective tax rate was 38.0%, compared with 40.2% for the first quarter of 2016 and 37.0% for the second quarter of 2015. The decrease in the effective tax rate was primarily the result of lower non-deductible merger related expenses incurred in the second quarter of 2016.

BALANCE SHEET HIGHLIGHTS

Loans

Loans held for investment totaled $2.92 billion at June 30, 2016, an increase of $69 million or 2.4% from March 31, 2016, and an increase of $802 million or 37.9% from June 30, 2015. The increase from March 31, 2016, was primarily due to $299 million in loan production, partially offset by $190 million in principal payments. The total end of period weighted average interest rate on loans, excluding fees and discounts, at June 30, 2016 was 4.84%, compared to 4.88% at March 31, 2016 and 4.89% at June 30, 2015.

Loan activity during the second quarter of 2016 included organic loan originations of $299 million, including construction loan originations of $74 million, commercial real estate loans of $66 million, commercial and industrial loan originations of $55 million, franchise loan originations of $47 million and SBA loan originations of $36 million. At June 30, 2016 our loan to deposit ratio was 100.0%, compared with 98.4% and 101.1% at March 31, 2016 and June 30, 2015, respectively.

	Three Months Ended
	June 30,	March 31,	June 30,
	2016	2016	2015
LOAN ACTIVITY	(dollars in thousands)
Loans originated	$298,742	$250,734	$283,676
Loans purchased and acquired	—	641,922	—
Repayments	(190,026)	(107,981)	(112,414)
Loans sold	(22,746)	(20,706)	(88,416)
Change in undisbursed	(17,208)	(182,344)	(95,519)
Change in allowance	(500)	(1,138)	(1,453)
Other	3,260	14,208	(155)
Increase (decrease) in loans, net	$71,522	$594,695	$(14,281)

	June 30,	March 31,	June 30,
	2016	2016	2015
Loan Portfolio	(dollars in thousands)
Business loans:
Commercial and industrial	$508,141	$491,112	$288,982
Franchise	403,855	371,875	295,965
Commercial owner occupied	443,060	424,289	302,556
SBA	86,076	78,350	70,191
Warehouse facilities	—	1,394	144,274
Real estate loans:
Commercial non-owner occupied	526,362	522,080	406,490
Multi-family	613,573	619,485	421,240
One-to-four family	106,538	106,854	78,781
Construction	215,786	218,069	141,293
Land	18,341	18,222	12,758
Other loans	5,822	6,045	5,017
Total Gross Loans	2,927,554	2,857,775	2,167,547
Less Loans held for sale, net	10,116	7,281	—
Total gross loans held for investment	2,917,438	2,850,494	2,167,547
Less:
Deferred loan origination costs/(fees) and premiums/(discounts)	3,181	938	309
Allowance for loan losses	(18,955)	(18,455)	(16,145)
Loans held for investment, net	$2,901,664	$2,832,977	$2,151,711

Asset Quality and Allowance for Loan Losses

Nonperforming assets totaled $5.5 million or 0.15% of total assets at June 30, 2016, a decrease from $6.0 million or 0.17% of total assets at March 31, 2016. During the second quarter of 2016, nonperforming loans decreased $50 thousand to total $4.8 million and other real estate owned decreased $450 thousand to total $711 thousand.

At June 30, 2016, the allowance for loan losses was $19.0 million, an increase of $0.5 million from March 31, 2016. Loan loss provision for the quarter was $1.6 million while net chargeoffs were $1.1 million. The increase in the allowance for loan losses at June 30, 2016 was mainly attributable to the growth in certain segments of the loan portfolio. At June 30, 2016, our allowance for loan losses as a percent of nonaccrual loans was 397%, an increase from 383% at March 31, 2016. The ratio of allowance for loan losses to total loans at June 30, 2016 and March 31, 2016 was 0.65%, compared to 0.71% at June 30, 2015. Including the loan fair market value discounts recorded in connection with our acquisitions, the allowance for loan losses to total gross loans ratio was 0.89% at June 30, 2016, compared with 0.97% at March 31, 2016 and 0.94% at June 30, 2015.

	June 30,	March 31,	June 30,
	2016	2016	2015
Asset Quality	(dollars in thousands)
Nonaccrual loans	$4,773	$4,823	$4,382
Other real estate owned	711	1,161	711
Nonperforming assets	$5,484	$5,984	$5,093

Allowance for loan losses	$18,955	$18,455	$15,100
Allowance for loan losses as a percent of total nonperforming loans	397%	383%	345%
Nonperforming loans as a percent of gross loans	0.16	0.17	0.21
Nonperforming assets as a percent of total assets	0.15	0.17	0.19
Net loan charge-offs (recoveries) for the quarter ended	$1,089	$(18)	$379
Net loan charge-offs for quarter to average total loans, net	0.04%	—%	0.07%
Allowance for loan losses to gross loans	0.65	0.65	0.71
Delinquent Loans:
30 - 59 days	$1,144	$247	$943
60 - 89 days	2,487	—	28
90+ days	1,797	3,199	1,714
Total delinquency	$5,428	$3,446	$2,685
Delinquency as a % of total gross loans	0.19%	0.12%	0.13%

Investment Securities Available for Sale

Investment securities available for sale totaled $245 million at June 30, 2016, a decrease of $24.2 million from March 31, 2016, and a decrease of $35.0 million from June 30, 2015. The decrease in the second quarter was primarily the result of $20.7 million in securities sold.

	Estimated Fair Value
	June 30,	March 31,	June 30,
	2016	2016	2015
Investment securities available for sale:	(dollars in thousands)
Municipal bonds	$118,799	$125,882	$120,431
Collateralized mortgage obligation	22,844	23,866	10,813
Mortgage-backed securities	103,828	119,963	149,190
Total securities available for sale	$245,471	$269,711	$280,434

Investments held to maturity	$9,384	$9,612	$—

Deposits

At June 30, 2016, deposits totaled $2.93 billion, an increase of $25 million or 0.9% from March 31, 2016 and $835 million or 39.8% from June 30, 2015. At June 30, 2016, non-maturity deposits totaled $2.31 billion, a decrease of $10 million, or 0.43% from March 31, 2016 and an increase of $745 million or 47.5% from June 30, 2015. During the second quarter of 2016, deposit increases included $69.7 million in wholesale/brokered certificates of deposits, $3.1 million in money market/savings deposits, and $8.0 million in demand deposits, offset by a decrease of $21.1 million in noninterest bearing deposits and $35.0 million in retail certificate deposits.

Seasonal deposit and customer specific acquisition runoff partially offset by higher homeowner's association ("HOA") deposits accounted for the slight decrease in non-maturity deposits. The increase in wholesale/brokered deposits was related to maturing time deposits in both the second quarter and July.

The weighted average cost of deposits for the three month period ending June 30, 2016 was 0.28% compared to 0.31% for the three month periods ending March 31, 2016 and June 30, 2015. A small Security certificate of deposit mark to market accretion adjustment accounted for 2 basis points of improvement.

	June 30,	March 31,	June 30,
	2016	2016	2015
Deposit Accounts	(dollars in thousands)
Noninterest-bearing checking	$1,043,361	$1,064,457	$635,695
Interest-bearing:
Checking	168,669	160,707	135,228
Money market/Savings	1,099,445	1,096,334	795,725
Retail certificates of deposit	420,673	455,637	402,262
Wholesale/brokered certificates of deposit	198,853	129,129	127,073
Total interest-bearing	1,887,640	1,841,807	1,460,288
Total deposits	$2,931,001	$2,906,264	$2,095,983

Deposit Mix (% of total deposits)
Noninterest-bearing deposits	35.6%	36.6%	30.3%
Non-maturity deposits	78.9%	79.9%	74.7%

Borrowings

At June 30, 2016, total borrowings amounted to $191 million, a decrease of $4.7 million or 2.4% from March 31, 2016 and a decrease of $47 million from June 30, 2015. At June 30, 2016, total borrowings represented 5.30% of total assets, compared to 5.48% and 9.01%, as of March 31, 2016 and June 30, 2015, respectively.

	June 30, 2016		March 31, 2016		June 30, 2015
	Balance	Weighted Average Rate	Balance	Weighted Average Rate	Balance	Weighted Average Rate
	(dollars in thousands)
FHLB advances	$75,000	0.59%	$80,000	0.59%	$118,000	0.32%
Reverse repurchase agreements	45,252	2.07%	44,956	2.07%	49,389	2.15%
Subordinated debentures	70,310	5.35%	70,310	5.35%	70,310	5.34%
Total borrowings	$190,562	2.65%	$195,266	2.65%	$237,699	1.37%

Weighted average cost of borrowings during the quarter	3.08%		2.73%		1.67%
Borrowings as a percent of total assets	5.3%		5.4%		9.0%

Capital Ratios

At June 30, 2016, our ratio of tangible common equity to total assets was 9.41%, with book value per share of $15.94 and tangible book value of $11.87 per share.

At June 30, 2016, the Bank exceeded all regulatory capital requirements with a ratio for tier 1 leverage capital of 11.04%, common equity tier 1 risk-based capital of 12.32%, tier 1 risk-based capital of 12.32% and total risk-based capital of 12.94%. These capital ratios exceeded the “well capitalized” standards defined by the federal banking regulators of 5.00% for tier 1 leverage capital, 6.5% for common equity tier 1 risk-based capital, 8.00% for tier 1 risk-based capital and 10.00% for total risk-based capital. At June 30, 2016, the Company had a ratio for tier 1 leverage capital of 9.88%, common equity tier 1 risk-based capital of 10.58%, tier 1 risk-based capital of 10.90% and total risk-based capital of 13.45%.

	June 30,	March 31,	June 30,
	2016	2016	2015
Capital Ratios
Pacific Premier Bank
Tier 1 leverage ratio	11.04%	11.79%	10.95%
Common equity tier 1 risk-based capital ratio	12.32%	12.19%	12.39%
Tier 1 risk-based capital ratio	12.32%	12.19%	12.39%
Total risk-based capital ratio	12.94%	12.81%	13.40%
Pacific Premier Bancorp, Inc.
Tier 1 leverage ratio	9.88%	10.41%	8.98%
Common equity tier 1 risk-based capital ratio	10.58%	10.43%	9.81%
Tier 1 risk-based capital ratio	10.90%	10.75%	10.12%
Total risk-based capital ratio	13.45%	13.32%	13.40%
Tangible common equity ratio	9.41%	9.15%	8.65%

Share Data
Book value per share	$15.94	$15.58	$13.09
Tangible book value per share	$11.87	$11.46	$10.36
Closing stock price	$24.00	$21.37	$16.96
Outstanding shares at P/E	27,650,533	27,537,233	21,510,558

Conference Call and Webcast

The Company will host a conference call at 9:00 a.m. PT / 12:00 p.m. ET on July 20, 2016 to discuss its financial results. Analysts and investors may participate in the question-and-answer session. A live webcast will be available on the Webcasts page of the Company's investor relations website. An archived version of the webcast will be available in the same location shortly after the live call has ended. The conference call can be accessed by telephone at (866) 290-5977 and asking to be joined to the Pacific Premier Bancorp conference call. Additionally a telephone replay will be made available through July 27, 2016 at (877) 344-7529, conference ID 10089502.

About Pacific Premier Bancorp, Inc.

     Pacific Premier Bancorp, Inc. is the holding company for Pacific Premier Bank, one of the largest community banks headquartered in Southern California. Pacific Premier Bank is a business bank primarily focused on serving small and middle market business in the counties of Los Angeles, Orange, Riverside, San Bernardino and San Diego, California. Pacific Premier Bank offers a diverse range of lending products including commercial, commercial real estate, construction, and SBA loans, as well as specialty banking products for homeowners associations and franchise lending nationwide. Pacific Premier Bank serves its customers through its 16 full-service depository branches in Southern California located in the cities of Corona, Encinitas, Huntington Beach, Irvine, Los Alamitos, Murrieta, Newport Beach, Orange, Palm Desert, Palm Springs, Redlands, Riverside, San Bernardino, and San Diego.

FORWARD-LOOKING COMMENTS

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the willingness of users to substitute competitors’ products and services for the Company’s products and services; the impact of changes in financial services policies, laws and regulations (including the Dodd-Frank Wall Street Reform and Consumer Protection Act) and of governmental efforts to restructure the U.S. financial regulatory system; technological changes; the effect of acquisitions that the Company may make, if any, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from its acquisitions; changes in the level of the Company’s nonperforming assets and charge-offs; any oversupply of inventory and deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible other-than-temporary impairment of securities held by us; changes in consumer spending, borrowing and savings habits; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; ability to attract deposits and other sources of liquidity; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; unanticipated regulatory or judicial proceedings; and the Company’s ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2015 Annual Report on Form 10-K of Pacific Premier Bancorp, Inc. filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Contact:

Pacific Premier Bancorp, Inc.

Steve Gardner
CEO & Chairman
949.864.8000

Ronald Nicolas
Sr. Executive Vice President & CFO
949.864.8000

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands)
(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
ASSETS	2016	2016	2015	2015	2015
Cash and cash equivalents	$189,243	$197,458	80,389	102,761	83,077
Investment securities available for sale	245,471	269,711	280,273	291,147	280,434
FHLB, FRB and other stock, at cost	36,276	36,693	31,934	22,490	22,843
Loans held for sale, net	10,116	7,281	8,565	—	—
Loans held for investment	2,920,619	2,851,432	2,254,315	2,167,856	2,118,560
Allowance for loan losses	(18,955)	(18,455)	(17,317)	(16,145)	(15,100)
Loans held for investment, net	2,901,664	2,832,977	2,236,998	2,151,711	2,103,460
Accrued interest receivable	12,143	11,862	9,315	9,083	9,072
Other real estate owned	711	1,161	1,161	711	711
Premises and equipment	11,014	11,817	9,248	9,044	9,394
Deferred income taxes	16,552	17,000	11,511	13,059	12,305
Bank owned life insurance	39,824	39,535	39,245	38,953	38,665
Intangible assets	10,500	11,145	7,170	7,514	7,858
Goodwill	101,939	102,085	50,832	50,832	50,832
Other assets	23,200	24,360	24,005	17,993	18,105
TOTAL ASSETS	$3,598,653	$3,563,085	$2,790,646	$2,715,298	$2,636,756
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposit accounts:
Noninterest bearing checking	$1,043,361	$1,064,457	$711,771	$680,937	$635,695
Interest-bearing:
Checking	168,669	160,707	134,999	130,671	135,228
Money market/savings	1,099,445	1,096,334	827,378	822,876	795,725
Retail certificates of deposit	420,673	455,637	365,911	383,481	402,262
Wholesale/brokered certificates of deposit	198,853	129,129	155,064	121,242	127,073
Total interest-bearing	1,887,640	1,841,807	1,483,352	1,458,270	1,460,288
Total deposits	2,931,001	2,906,264	2,195,123	2,139,207	2,095,983
FHLB advances and other borrowings	120,252	124,956	196,125	191,483	167,389
Subordinated debentures	70,310	70,310	70,310	70,310	70,310
Accrued expenses and other liabilities	36,460	32,661	30,108	23,531	21,481
TOTAL LIABILITIES	3,158,023	3,134,191	2,491,666	2,424,531	2,355,163
STOCKHOLDERS’ EQUITY:
Common stock	273	273	215	215	215
Additional paid-in capital	342,388	341,660	221,487	220,992	220,759
Retained earnings	95,869	85,500	76,946	68,881	61,044
Accumulated other comprehensive income (loss), net of tax (benefit)	2,100	1,461	332	679	(425)
TOTAL STOCKHOLDERS’ EQUITY	440,630	428,894	298,980	290,767	281,593
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,598,653	$3,563,085	$2,790,646	$2,715,298	$2,636,756

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
INTEREST INCOME
Loans	$39,035	$35,407	$27,912	$74,442	$52,982
Investment securities and other interest-earning assets	1,839	2,098	2,158	3,937	3,715
Total interest income	40,874	37,505	30,070	78,379	56,697
INTEREST EXPENSE
Deposits	2,010	2,069	1,589	4,079	3,195
FHLB advances and other borrowings	324	325	407	649	782
Subordinated debentures	979	910	982	1,889	1,953
Total interest expense	3,313	3,304	2,978	6,617	5,930
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	37,561	34,201	27,092	71,762	50,767
PROVISION FOR LOAN LOSSES	1,589	1,120	1,833	2,709	3,663
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	35,972	33,081	25,259	69,053	47,104
NONINTEREST INCOME
Loan servicing fees	302	327	392	629	737
Deposit fees	817	842	634	1,659	1,216
Net gain from sales of loans	2,124	1,906	2,721	4,030	2,721
Net gain from sales of investment securities	532	753	140	1,285	255
Other-than-temporary-impairment loss on investment securities	—	(207)	—	(207)	—
Other income	675	1,241	494	1,916	921
Total noninterest income	4,450	4,862	4,381	9,312	5,850
NONINTEREST EXPENSE
Compensation and benefits	13,095	11,770	9,171	24,865	18,416
Premises and occupancy	2,597	2,391	2,082	4,988	3,911
Data processing and communications	887	911	716	1,798	1,418
Other real estate owned operations, net	(15)	8	56	(7)	104
FDIC insurance premiums	401	382	363	783	677
Legal, audit and professional expense	446	865	661	1,311	1,182
Marketing expense	775	630	615	1,405	1,218
Office and postage expense	573	481	505	1,054	1,004
Loan expense	540	403	263	943	456
Deposit expense	1,196	1,019	982	2,215	1,787
Merger related expense	497	3,119	—	3,616	3,992
CDI amortization	645	344	344	989	658
Other expense	2,058	1,324	1,456	3,382	2,860
Total noninterest expense	23,695	23,647	17,214	47,342	37,683
NET INCOME BEFORE INCOME TAX	16,727	14,296	12,426	31,023	15,271
INCOME TAX	6,358	5,742	4,601	12,100	5,658
NET INCOME	$10,369	$8,554	$7,825	$18,923	$9,613
EARNINGS PER SHARE
Basic	$0.38	$0.33	$0.36	$0.72	$0.46
Diluted	$0.37	$0.33	$0.36	$0.70	$0.46
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	27,378,930	25,555,654	21,493,641	21,037,345	20,796,655
Diluted	27,845,490	25,952,184	21,828,876	21,342,204	21,126,542

SELECTED FINANCIAL DATA

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCES AND YIELD DATA

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2016			March 31, 2016			June 30, 2015
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets	(dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$177,603	$189	0.43%	$219,539	$241	0.44%	$103,831	$62	0.24%
Investment securities	299,049	1,650	2.21	339,593	1,857	2.19	306,774	2,096	2.73
Loans receivable, net (1)	2,873,333	39,035	5.46	2,512,732	35,407	5.67	2,111,253	27,912	5.30
Total interest-earning assets	3,349,985	40,874	4.91%	3,071,864	37,505	4.91%	2,521,858	30,070	4.78%
Noninterest-earning assets	209,741			205,417			140,446
Total assets	$3,559,726			$3,277,281			$2,662,304
Liabilities and Equity
Interest-bearing deposits:
Interest checking	$178,258	$50	0.11%	$165,581	$47	0.11%	$147,620	$43	0.12%
Money market	980,806	896	0.37	891,110	820	0.37	695,935	604	0.35
Savings	98,419	38	0.16	94,773	38	0.16	87,706	35	0.16
Time	606,770	1,026	0.68	582,828	1,164	0.80	472,135	907	0.77
Total interest-bearing deposits	1,864,253	2,010	0.43%	1,734,292	2,069	0.48%	1,403,396	1,589	0.45%
FHLB advances and other borrowings	99,755	324	1.31	111,444	325	1.17	263,633	407	0.62
Subordinated debentures	70,310	979	5.57	70,310	910	5.18	70,310	982	5.60
Total borrowings	170,065	1,303	3.08%	181,754	1,235	2.73%	333,943	1,389	1.67%
Total interest-bearing liabilities	2,034,318	3,313	0.66%	1,916,046	3,304	0.69%	1,737,339	2,978	0.69%
Noninterest-bearing deposits	1,060,097			949,371			627,674
Other liabilities	32,969			24,662			21,431
Total liabilities	3,127,384			2,890,079			2,386,444
Stockholders' equity	432,342			387,202			275,860
Total liabilities and equity	$3,559,726			$3,277,281			$2,662,304
Net interest income		$37,561			$34,201			$27,092
Net interest margin (2)			4.51%			4.48%			4.31%
Ratio of interest-earning assets to interest-bearing liabilities			164.67%			160.32%			145.16%

(1) Average balance includes nonperforming loans and is net of deferred loan origination fees, unamortized discounts and premiums, and allowance for loan losses.
(2) Represents net interest income divided by average interest-earning assets.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
LOAN PORTFOLIO COMPOSITION
(dollars in thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
Loan Portfolio
Business loans:
Commercial and industrial	$508,141	$491,112	$309,741	$288,982	$284,873
Franchise	403,855	371,875	328,925	295,965	257,582
Commercial owner occupied	443,060	424,289	294,726	302,556	294,545
SBA	86,076	78,350	62,256	70,191	50,306
Warehouse facilities	—	1,394	143,200	144,274	198,113
Real estate loans:
Commercial non-owner occupied	526,362	522,080	421,583	406,490	402,786
Multi-family	613,573	619,485	429,003	421,240	400,237
One-to-four family	106,538	106,854	80,050	78,781	84,283
Construction	215,786	218,069	169,748	141,293	124,448
Land	18,341	18,222	18,340	12,758	16,339
Other loans	5,822	6,045	5,111	5,017	4,811
Total gross loans	2,927,554	2,857,775	2,262,683	2,167,547	2,118,323
Less loans held for sale, net	10,116	7,281	8,565	—	—
Total gross loans held for investment	2,917,438	2,850,494	2,254,118	2,167,547	2,118,323
Plus (less):
Deferred loan origination costs and premiums, net	3,181	938	197	309	237
Allowance for loan losses	(18,955)	(18,455)	(17,317)	(16,145)	(15,100)
Loans held for investment, net	$2,901,664	$2,832,977	$2,236,998	$2,151,711	$2,103,460

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY INFORMATION
(dollars in thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
Asset Quality
Nonaccrual loans	$4,773	$4,823	$3,969	$4,095	$4,382
Other real estate owned	711	1,161	1,161	711	711
Nonperforming assets	$5,484	$5,984	$5,130	$4,806	$5,093
Allowance for loan losses	$18,955	$18,455	$17,317	$16,145	$15,100
Allowance for loan losses as a percent of total nonperforming loans	397.13%	382.65%	436.31%	394.26%	344.59%
Nonperforming loans as a percent of gross loans	0.16	0.17	0.18	0.19	0.21
Nonperforming assets as a percent of total assets	0.15	0.17	0.18	0.18	0.19
Net loan charge-offs for the quarter ended	$1,089	$(18)	$528	$17	$379
Net loan charge-offs for quarter to average total loans, net	0.04%	—%	0.02%	—%	0.07%
Allowance for loan losses to gross loans	0.65	0.65	0.77	0.74	0.71
Delinquent Loans:
30 - 59 days	$1,144	$247	$323	$702	$943
60 - 89 days	2,487	—	355	25	28
90+ days	1,797	3,199	1,954	2,214	1,714
Total delinquency	$5,428	$3,446	$2,632	$2,941	$2,685
Delinquency as a % of total gross loans	0.19%	0.12%	0.12%	0.14%	0.13%

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
DEPOSIT COMPOSITION
(dollars in thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
Deposit Accounts
Noninterest-bearing checking	$1,043,361	$1,064,457	$711,771	$680,937	$635,695
Interest-bearing:
Checking	168,669	160,707	134,999	130,671	135,228
Money market/Savings	1,099,445	1,096,334	827,378	822,876	795,725
Retail certificates of deposit	420,673	455,637	365,911	383,481	402,262
Wholesale/brokered certificates of deposit	198,853	129,129	155,064	121,242	127,073
Total interest-bearing	1,887,640	1,841,807	1,483,352	1,458,270	1,460,288
Total deposits	$2,931,001	$2,906,264	$2,195,123	$2,139,207	$2,095,983

GAAP RECONCILIATIONS

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
GAAP RECONCILIATIONS
(dollars in thousands, except per share data)
GAAP Reconciliations
For periods presented below, adjusted net income, adjusted diluted earnings per share and adjusted return on average assets are non-GAAP financial measures derived from GAAP-based amounts. We calculate these figures by excluding merger related expenses in the period results. Management believes that the exclusion of such items from these financial measures provides useful information to an understanding of the operating results of our core business. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

	Three Months Ended
	June 30,	March 31,	June 30,
	2016	2016	2015
Net income	$10,369	$8,554	$7,825
Plus merger related expenses, net of tax	307	2,103	—
Plus litigation expenses, net of tax	—	—	—
Adjusted net income	$10,676	$10,657	$7,825
Diluted earnings per share	$0.37	$0.33	$0.36
Plus merger related expenses, net of tax	0.01	0.08	—
Adjusted diluted earnings per share	$0.38	$0.41	$0.36
Return on average assets	1.17%	1.04%	1.18%
Plus merger related expenses, net of tax	0.03%	0.26%	—%
Adjusted return on average assets	1.20%	1.30%	1.18%

For periods presented below, return on average tangible common equity and adjusted return on average tangible common equity are non-GAAP financial measures derived from GAAP-based amounts. We calculate these figures by excluding merger related expenses and/or CDI amortization expense and exclude the average CDI and average goodwill from the average stockholders' equity during the period. Management believes that the exclusion of such items from these financial measures provides useful information to an understanding of the operating results of our core business. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

	Three Months Ended
	June 30,	March 31,	June 30,
	2016	2016	2015
Net income	$10,369	$8,554	$7,825
Plus tax effected CDI amortization	400	206	216
Net income for average tangible common equity	$10,769	$8,760	$8,041
Plus merger related expenses, net of tax	307	2,103	—
Plus litigation expenses, net of tax	—	—	—
Adjusted net income for average tangible common equity	$11,076	$10,863	$8,041
Average stockholders' equity	$432,342	$387,202	$275,860
Less average CDI	10,876	10,110	8,080
Less average goodwill	101,923	85,581	50,965
Average tangible common equity	$319,543	$291,511	$216,815
Return on average tangible common equity	13.48%	12.02%	14.83%
Adjusted return on average tangible common equity	13.86%	14.91%	14.83%

Tangible common equity to tangible assets (the "tangible common equity ratio") and tangible book value per share are non-GAAP financial measures derived from GAAP-based amounts. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common stockholders' equity and dividing by tangible assets. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per share, which we calculate by dividing common stockholders' equity by shares outstanding. We believe that this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies.

	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
Total stockholders' equity	$440,630	$428,894	$298,980	$290,767	$281,593
Less intangible assets	(112,439)	(113,230)	(58,002)	(58,346)	(58,690)
Tangible common equity	$328,191	$315,664	$240,978	$232,421	$222,903
Book value per share	$15.94	$15.58	$13.86	$13.52	$13.09
Less intangible book value per share	(4.07)	(4.12)	(2.69)	(2.72)	(2.73)
Tangible book value per share	$11.87	$11.46	$11.17	$10.80	$10.36
Total assets	$3,598,653	$3,563,085	$2,790,646	$2,715,298	$2,636,756
Less intangible assets	(112,439)	(113,230)	(58,002)	(58,346)	(58,690)
Tangible assets	$3,486,214	$3,449,855	$2,732,644	$2,656,952	$2,578,066
Tangible common equity ratio	9.41%	9.15%	8.82%	8.75%	8.65%